EXHIBIT 99.1

OFFICERS’ CERTIFICATION

Pursuant to 18 U.S.C. 63 - 1350, the Chief Executive Officer of Austins Steaks & Saloon, Inc. (the “Company”), hereby certifies that the Form 10-Q for the period ended September 30, 2002 and the financial statements contained therein, fully comply with the requirements of Sections 139a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of  operations of the company.

/s/ Victor F. Foti	November 14, 2002

OFFICERS’ CERTIFICATION

Pursuant to 18 U.S.C. 63 - 1350, the Chief Financial Officer of Austins Steaks & Saloon, Inc. (the “Company”), hereby certifies that the Form 10-Q for the period ended September 30, 2002 and the financial statements contained therein, fully comply with the requirements of Sections 139a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of  operations of the company.

/s/ Robyn B. Mabe	November 14, 2002